UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Fiserv, Inc. (the “Company”) on May 23, 2007 (the “Annual Meeting”), the shareholders of the Company approved the Fiserv, Inc. 2007 Omnibus Incentive Plan (the “Plan”). A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the terms of the Plan, the Company may make grants of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, dividend equivalent units, incentive cash awards and other equity-based awards to its employees, officers and directors. The Plan provides that 10,000,000 shares of the Company’s common stock are reserved for issuance under the Plan. The Plan is described in detail in the Company’s definitive proxy statement for the Annual Meeting. Because awards under the Plan to the Company’s executive officers will be made in the future at the discretion of the compensation committee of the board of directors, the Company currently cannot determine the amounts payable to its principal executive officer, principal financial officer or named executive officers.

Forms of the restricted stock agreements and stock option agreements that the Company may use to make grants under the Plan are attached hereto as Exhibits 10.2-10.5 and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the shareholders of the Company approved an amendment to the Company’s Articles of Incorporation to allow its by-laws to provide for a majority voting standard for the election of directors in uncontested elections. On May 23, 2007, the Company filed the amendment to the Articles of Incorporation (the “Amendment”) with the Wisconsin Department of Financial Institutions and, shortly thereafter, filed Restated Articles of Incorporation (the “Restated Articles”). The Amendment and the Restated Articles are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Also on May 23, 2007, effective as of the filing of the Amendment, the Company amended and restated its by-laws. The by-laws now provide that each director will be elected by the majority of the votes cast with respect to that director’s election at any meeting of shareholders for the election of directors, other than a contested election. A majority of the votes cast will mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “withheld” with respect to that director’s election. In a contested election, each director will be elected by a plurality of the votes cast with respect to that director’s election at the meeting.

The by-laws further provide that, in an uncontested election of directors, any nominee for director who is already serving as a director and receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Against Vote”) will promptly tender his or her resignation. The nominating and corporate governance committee of the board of directors will then promptly consider the resignation submitted by a director receiving a Majority Against Vote, and the committee will recommend to the board whether to accept the tendered resignation or reject it.

The board of directors will act on the committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the committee’s recommendation, the board will consider the factors considered by the committee and such additional information and factors the board believes to be relevant. Following the board’s decision, the Company will promptly file a Form 8-K with the Securities and Exchange Commission that sets forth the board’s decision whether to accept the resignation as tendered, including a full explanation of the process by which the decision was reached, and, if applicable, the reasons for rejecting the tendered resignation.

Any director who tenders a resignation pursuant to this provision will not participate in the committee recommendation or the board consideration regarding whether to accept the tendered resignation. The by-laws also set forth a procedure for acting if a majority of the members of the committee receive Majority Against Votes at the same election.

The Amended and Restated By-laws are filed herewith as Exhibit 3.3, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation

3.2	Restated Articles of Incorporation

3.3	Amended and Restated By-laws

10.1	Fiserv, Inc. 2007 Omnibus Incentive Plan

10.2	Form of Restricted Stock Agreement (Non-Employee Director) under the Fiserv, Inc. 2007 Omnibus Incentive Plan

10.3	Form of Restricted Stock Agreement (Employee) under the Fiserv, Inc. 2007 Omnibus Incentive Plan

10.4	Form of Non-Qualified Stock Option Agreement (Non-Employee Director) under the Fiserv, Inc. 2007 Omnibus Incentive Plan

10.5	Form of Non-Qualified Stock Option Agreement (Employee) under the Fiserv, Inc. 2007 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: May 23, 2007	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation

3.2	Restated Articles of Incorporation

3.3	Amended and Restated By-laws

10.1	Fiserv, Inc. 2007 Omnibus Incentive Plan

10.2	Form of Restricted Stock Agreement (Non-Employee Director) under the Fiserv, Inc. 2007 Omnibus Incentive Plan

10.3	Form of Restricted Stock Agreement (Employee) under the Fiserv, Inc. 2007 Omnibus Incentive Plan

10.4	Form of Non-Qualified Stock Option Agreement (Non-Employee Director) under the Fiserv, Inc. 2007 Omnibus Incentive Plan

10.5	Form of Non-Qualified Stock Option Agreement (Employee) under the Fiserv, Inc. 2007 Omnibus Incentive Plan